                                                                   Exhibit 10.35

                               PURCHASE AGREEMENT


     PURCHASE AGREEMENT, dated as of March 25, 1998, by and among Prime Group Realty Trust, a Maryland real estate investment trust, Prime Group Realty, L.P., a Delaware limited partnership, and each of the purchasers named on the signature pages hereof.

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Agreement" means this Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

          "Charter" means the Company's Declaration of Trust, as amended by Articles of Amendment and Restatement and in effect on the date hereof.

          "Closing" has the meaning provided therefor in Section 2.2(a).

          "Closing Date" has the meaning provided therefor in Section 2.2(a).

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Shares" means the Company's common shares of beneficial interest, par value $.01 per share.

          "Company" means Prime Group Realty Trust, a Maryland real estate investment trust.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Indemnified Parties" has the meaning provided therefor in Section 5.4(a).

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

          "Material Adverse Change" has the meaning provided therefor in Section 3.1(f).

          "Material Adverse Effect" has the meaning provided therefor in Section 3.1(a).

          "NYSE" means the New York Stock Exchange.

          "Operating Partnership" means Prime Group Realty, L.P., a Delaware limited partnership.

          "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Private Placement Memorandum" means the Company's Private Placement Memorandum, dated March 19, 1998, together with and including all documents designated on the face thereof as supplements or amendments thereto, with respect to the offering of Common Shares to a limited number of "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and other "accredited investors" (as defined in Rule 501(a) under the Securities
Act).

          "Properties" means the properties and assets owned by the Company or its Subsidiaries.

          "Purchaser" means each Person from time to time listed on the signature pages of this Agreement, and its permitted successors and assigns as provided herein, including any Person who becomes party hereto by executing and delivering a signature page hereto after the date of this Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form of Exhibit 1 hereto, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

          "Requirements" has the meaning provided therefor in Section 3.1(m).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shares" means the Common Shares purchased by a Purchaser pursuant to this Agreement.

          "Subsidiary" means, with respect to any Person, (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof or
(ii) any other Person (other than a corporation) in which such Person, a Subsidiary thereof or such Person and a Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. When used herein without reference to any Person, "Subsidiary" means a Subsidiary of the Company.

                                   ARTICLE II

                           PURCHASE OF COMMON SHARES
                           -------------------------

     Section 2.1. Purchase of Common Shares. Subject to the terms and conditions herein set forth, the Company agrees that it will sell to each Purchaser and each such Purchaser agrees, severally and not jointly, that it will purchase from the Company at the Closing Date the number of Common Shares set forth on a signature page hereto at the price per Share as set forth on such signature page.

     Section 2.2.  The Closing.

          (a) For each Purchaser, the purchase and sale of the Shares to be purchased by such Purchaser will take place at a closing (each, a "Closing") to be held at the offices Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m., Chicago time, on the first Business Day following the execution of this Agreement by the Company and each Purchaser. The date and time at which a Closing is to be concluded is the "Closing Date."

          (b) Delivery of the Shares to be purchased by a Purchaser pursuant to this Agreement shall be made at the Closing by delivery to such Purchaser, against payment of the purchase price therefor as provided herein, of a share certificate representing the total number of Shares to be purchased by such Purchaser hereunder.

          (c) Payment of the agreed purchase price for the Common Shares to be purchased hereunder shall be made by or on behalf of each Purchaser by wire transfer of same day funds to such account of the Company as shall have been furnished to the Purchasers on or before the first Business Day prior to the Closing Date.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 3.1. Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants, as of the date hereof and as of the Closing Date, as follows:

          (a) Organization and Good Standing of the Company. The Company is a real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company is duly qualified or licensed and in good standing and authorized to do business in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect upon the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has all requisite trust power and authority to own its assets and to carry on its businesses as presently conducted and as presently proposed to be conducted except where a lack of such power or authority would not reasonably be expected to have a Material Adverse Effect.

          (b) Organization and Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act. The Operating Partnership is duly qualified or licensed and in good standing and authorized to do business in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Operating Partnership has all requisite partnership and authority to own its assets and to carry on its businesses as presently conducted and as presently proposed to be conducted except where a lack of such power or authority would not reasonably be expected to have a Material Adverse Effect.

          (c) Organization and Good Standing of Subsidiaries. The Subsidiaries of the Company (other than the Operating Partnership) have each been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Subsidiaries of the Company (other than the Operating Partnership) are each duly qualified or licensed and in good standing and authorized to do business in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries of the Company (other than the Operating Partnership) has all requisite corporate, partnership or limited liability company power and authority to own its respective assets and to carry on its respective businesses as presently conducted and as presently proposed to be conducted except where a lack of such power or authority would not reasonably be expected to have a Material Adverse Effect.

          (d) Authorizations. Each of the Company and the Operating Partnership has all requisite trust or partnership power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of the Company, the Registration Rights Agreement. The execution and delivery by the Company and the Operating Partnership of this Agreement and by the Company of the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company and the Operating Partnership, as applicable.

          (e) Capitalization. The authorized beneficial interests of the Company consist of (i) 100 million Common Shares, (ii) 65 million excess shares of beneficial interest, par value $.01 per share, and (iii) 30 million preferred shares of beneficial interest, par value $.01 per share. All of the outstanding shares of beneficial interest of the Company have been duly and validly issued, fully paid and non-assessable and are not subject to any preemptive rights of other shareholders. All of the issued and outstanding partnership interests of the Operating Partnership have been duly and validly authorized and issued.

          (f) No Material Adverse Change. Except as disclosed in the Private Placement Memorandum, there has been no material adverse change in the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change") subsequent to November 11, 1997.

          (g) Conflicting Agreements and Other Matters. Assuming the accuracy of the representations and warranties of, and the performance of the agreements of, the Purchasers set forth in

Section 3.2 and elsewhere herein, neither the execution and delivery of this Agreement and the Registration Rights Agreement, nor fulfillment of nor compliance with the terms and provisions hereof or thereof, nor the issuance of the Shares, will (i) violate any provision of any federal or state law, statute, rule or regulation, or any order, judgment, injunction, decree, determination or award of any federal or state court or governmental authority presently in effect or in effect at the Closing Date having applicability to the Company or the Operating Partnership except such violations as would not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in a breach of or constitute a default under the Charter or Bylaws of the Company or the Certificate of Limited Partnership or Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, of the Operating Partnership, (iii) require any consent, approval or notice under, or conflict with or result in a breach of or constitute a default under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound, except such consents, approvals or notices which if not obtained would not reasonably be expected to have a Material Adverse Effect, and except such conflicts, breaches or defaults as would not reasonably be expected to have a Material Adverse Effect or (iv) result in, or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries.

          (h) Due Execution, etc. This Agreement constitutes, and the Registration Rights Agreement (in the case of the Company) will constitute, when executed and delivered by the Company and the Operating Partnership, as applicable, on the Closing Date, a legal, valid and binding obligation of the Company and the Operating Partnership, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (i) Litigation, Proceedings, etc. Except as disclosed in the Private Placement Memorandum, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company and the Operating Partnership, threatened against or affecting the Company, the Operating Partnership or any of their Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county or local) which (i) challenges the legality, validity or enforceability of this Agreement or the Registration Rights Agreement or the legality or validity of the Shares, (ii) would reasonably be expected to have a Material Adverse Effect or (iii) would impair the ability of the Company or the Operating Partnership to perform fully on a timely basis any obligations which it has under this Agreement or, in the case of the Company, the Registration Rights Agreement.

          (j) No Default or Violation. None of the Company, the Operating Partnership or any of their Subsidiaries (i) is in violation of its respective charter, bylaws, partnership agreement, limited liability company agreement or other organizational document, (ii) is in breach of or in default under any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect, (iii) is in violation of any order, decree, judgment or injunction of any court, arbitrator or governmental body, except for such violations as would not reasonably be expected to have a Material Adverse Effect, or (iv) is in violation of any statute, rule or regulation of any governmental authority which would (y) adversely affect the legality, validity or enforceability of this Agreement or the Registration Rights Agreement or (z) reasonably be expected to have a Material Adverse Effect.

          (k) Status of Shares. The issuance and sale of the Shares have been duly authorized by all necessary trust action on the part of the Company and such Shares, when delivered to the Purchasers at the Closing against payment therefor as provided herein, will be validly issued, fully paid and nonassessable, and the issuance and sale of such Shares is not and will not be subject to preemptive rights, subscription rights, conversion rights or any other encumbrances or other contractual rights of any other shareholder of the Company.

          (l) Governmental Consents. Except as may be required by any state or foreign securities or blue sky laws or as disclosed in or contemplated by the Private Placement Memorandum or as may be required under any applicable law in connection with the performance by the Company of its obligations under the Registration Rights Agreement, and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, the Purchasers set forth in Section 3.2 and elsewhere herein, no authorization, consent, approval or waiver, nor any filing, qualification or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Company and the Operating Partnership of this Agreement and the issuance, sale or delivery of the Shares.

          (m) Conduct of Business. The Company, the Operating Partnership and each of their Subsidiaries have obtained all permits, licenses, franchises and authorizations (collectively "Requirements") from any government or governmental agency, department, commission, board, bureau, instrumentality or body or any governmental official, body or tribunal, to own or lease their respective properties and to conduct their respective facilities and businesses as now being conducted and as proposed to be conducted in the future as described in the Private Placement Memorandum except where failure to do so would not reasonably be expected to have a Material Adverse Effect. All such Requirements, the failure of which to obtain would have a Material Adverse Effect, are in full force and effect and not the subject of any pending or, to the Company's and the Operating Partnership's knowledge, threatened attack by appeal or direct proceeding or otherwise.

          (n) Private Placement Memorandum. The Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (o) Registration Under Exchange Act. The Company has filed a registration statement on Form 8-A under the Exchange Act with respect to the Common Shares, and such registration statement complied in all material respects when filed with the rules and regulations of the Commission under the Exchange Act.

          (p) Financial Statements; Exchange Act Compliance. The financial statements and supporting schedules included in the Company's periodic filings filed pursuant to the Exchange Act are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates specified and the consolidated results of their operations for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto. The Company has timely filed all documents required to be filed with the Commission pursuant to the Securities Act and the Exchange Act. All such documents, when so filed, complied in form with such Acts and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (q) Compliance with Laws. The Company, the Operating Partnership and their Subsidiaries are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which the Company, the Operating Partnership and their Subsidiaries are presently doing business and where the failure to effect such compliance would reasonably be expected to have a Material Adverse Effect.

          (r) Properties. (i) The Company, the Operating Partnership and their Subsidiaries own fee simple title to all real property owned by them and have good title to all other property and assets owned by them, in each case free and clear of all Liens other than (1) those described in the Private Placement Memorandum and (2) those which are not material in amount; (ii) each of the Properties that is real property complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iii) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Properties that are real properties, except such proceedings or actions that would not reasonably be expected to have a Material Adverse Effect.

          (s) Insurance. The Company, the Operating Partnership and each of their Subsidiaries carries or is entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient in the circumstances or is customary in the industry and all such insurance is in full force and effect.

          (t) Hazardous Materials. Except as disclosed in the Private Placement Memorandum, neither the Company nor the Operating Partnership has any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Properties that are real properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from such properties as a result of any construction on or operation and use of such properties, in either case which presence or occurrence would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Private Placement Memorandum, in connection with the construction on or operation and use of the Properties that are real properties, each of the Company and the Operating Partnership represents that, as of the date of this Agreement, it has no knowledge of any material failure by it to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          (u) Investment Company Act. None of the Company, the Operating Partnership or their Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and none of the Company, the Operating Partnership or any of their Subsidiaries intends after the date hereof to be an "investment company" within the meaning of such Act.

     Section 3.2.  Representations and Warranties of the Purchasers.

          (a) Investment Intent. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company and the Operating Partnership that the Shares to be acquired by it hereunder are being acquired for its own account and with no intention of distributing or reselling such Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State or any foreign country or jurisdiction.

          (b) Transfer Restrictions. If a Purchaser should decide to dispose of any of the Shares to be purchased by it, such Purchaser covenants and agrees that it shall do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Shares provide to the Company an opinion of counsel experienced in the area of applicable securities laws selected by the transferor, which counsel shall be and the form and substance of which opinion shall be, reasonably satisfactory to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any State or foreign securities laws. Each Purchaser agrees to the imprinting, so long as appropriate, of the following legend on certificates representing the Shares:

               THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

          The legend set forth above may be removed if and when the Shares represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of applicable securities laws such legend is no longer required under applicable securities laws. The share certificates shall also bear any other legends required by applicable federal, state or foreign securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute share certificate or certificates not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any Transfer of Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares. No opinion of counsel will be required to be rendered pursuant to this subsection with respect to the Transfer of any Shares on which the restrictive legend has been removed in accordance with the foregoing provisions.

          (c) Stop Transfer Instruction. Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set forth in this Agreement.

          (d) Purchaser Status. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to, and covenants and agrees with, the Company and the Operating Partnership that (i) at the time it was offered the Shares, it was, (ii) at the date hereof, it is, and (iii) at the Closing Date, it will be, either a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or an "accredited investor" as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment, and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment, and further covenants and agrees that it will provide the Company with financial and other information the Company may request to substantiate the accuracy of the foregoing.

          (e) Authority. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company and the Operating Partnership that (i) the purchase of the Shares to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and (ii) the purchase of the Shares to be purchased by it does not conflict with or violate its charter, bylaws or other organizational document, or any law, regulation or court order applicable to it or its properties or assets.

          (f) Access to Information. Each Purchaser acknowledges receipt of the Private Placement Memorandum, and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information about the Company, the Operating Partnership and their Subsidiaries and the financial condition, results of operations, business, properties, management and prospects of the Company, the Operating Partnership and their Subsidiaries sufficient to enable it to evaluate its investment in the Common Shares; and (iii) the opportunity to obtain such additional information which the Company or the Operating Partnership possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Private Placement Memorandum.

          (g) Reliance. Each Purchaser also understands and acknowledges and agrees that (i) the Common Shares are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and that the Company, and for purposes of the opinions to be delivered to the Purchasers pursuant to Section 4.1(a), Winston & Strawn and Miles & Stockbridge, will rely upon, the accuracy and truthfulness of the foregoing representations and such Purchaser hereby consents to such reliance.

          (h) Broker. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company and the Operating Partnership that it has dealt with no broker, finder, placement agent or any other person or entity acting in a similar capacity with respect to the transactions contemplated by this Agreement.

          (i) Prohibited Transactions. Except as set forth in Exhibit 2 hereto, each Purchaser, severally and not jointly and as to itself only, represents and warrants that the Shares being purchased by it are not being acquired, directly or indirectly, with the assets of any "employee benefit plan" covered by the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE IV

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

     Section 4.1. Conditions Precedent to Obligations of the Purchasers. The obligation of each Purchaser to purchase the

Shares to be purchased by it hereunder is subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver of the following conditions:

          (a) Such Purchaser shall have received an opinion, addressed to it and dated the Closing Date, of (i) Winston & Strawn, counsel for the Company, substantially in the form of Exhibit 3-A hereto, and (ii) Miles & Stockbridge, Maryland counsel for the Company, substantially in the form of Exhibit 3-B hereto. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and trustees of the Company and by government officials, and upon such other documents as such counsel deem appropriate as a basis for such opinion.

          (b) The representations and warranties made by the Company and the Operating Partnership herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties has been made on and as of the Closing Date after giving effect to the sale of the Shares hereunder and the other documents executed in connection with the transactions contemplated herein and the Company and the Operating Partnership shall have complied in all material respects with all agreements hereunder required to be performed by them at or prior to the Closing Date.

          (c) Except as disclosed in the Private Placement Memorandum, there shall not have occurred any Material Adverse Change subsequent to the date of the Private Placement Memorandum.

          (d) At the Closing Date, such Purchaser shall have received a certificate, dated the Closing Date, signed by the President and Chief Financial Officer of the Company in their respective capacities and not individually to the effect set forth in Sections 4.1(b) and (c), and stating that the conditions specified in this Section 4.1 have been satisfied at the Closing Date.

          (e) At the Closing Date, such Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company in such capacity and not individually and certifying
(i) that attached thereto is a true, correct and complete copy of (A) the Company's Charter and Bylaws, (B) the Operating Partnership's Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership, as amended, (C) resolutions duly adopted by the Board of Trustees of the Company authorizing the execution and delivery of this Agreement by the Company for itself and on behalf of the Operating Partnership and the Registration Rights Agreement by the Company and the issuance and sale of the Shares and (D) that no proceedings looking toward the liquidation, dissolution or reorganization of the Company are pending or contemplated, except as otherwise described in the Private Placement Memorandum; (ii) the incumbency of officers executing this Agreement and the Registration Rights Agreement; and
(iii) that attached thereto is a specimen of the share certificate for the Common Shares.

          (f) Such Purchaser shall have received a share certificate in accordance with Section 2.2(b).

          (g) The Company shall have entered into the Registration Rights Agreement for the benefit of the Purchasers, and the Purchasers shall have received copies of such Registration Rights Agreement duly executed by the Company in favor of such Purchasers.

     Section 4.2. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Shares hereunder is subject, as to each Purchaser severally and not jointly, at the Closing Date, to the prior or simultaneous satisfaction or waiver of the following conditions:

          (a) The representations and warranties made by such Purchaser herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of the Closing Date and the Purchaser shall have provided such evidence thereof as the Company may reasonably request.

          (b) The sale of the Common Shares hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation.

          (c) Such Purchaser shall have delivered payment to the Company in accordance with Section 2.2(c).

                                   ARTICLE V

                                   COVENANTS
                                   ---------

     Section 5.1.  Listing of Common Shares; Furnishing of Information.

          (a) For so long as any Purchaser or Purchasers own, in the aggregate, not less than 1,300,000 Shares, the Company covenants to use its best efforts to continue to be a company required to file reports under Section 13(a) or 15(d) of the Exchange Act and cause the Shares to be listed on the NYSE.

          (b) For so long as a Purchaser owns Shares, the Company covenants to timely file (or obtain valid extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to each Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

     Section 5.2. Broker's or Finder's Commissions. The Company and the Operating Partnership agree to indemnify and hold harmless each Purchaser from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions payable or incurred or alleged to have been incurred by the Company, the Operating Partnership or any of their Subsidiaries or any Person acting or alleged to have been acting on the Company's or the Operating Partnership's behalf, in connection with this Agreement or the issuance or sale of the Shares.

     Section 5.3. Fees and Expenses. The Company, the Operating Partnership and each Purchaser shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby including, without limitation, fees and expenses of its financial consultants, accountants and counsel.

     Section 5.4.  Indemnification by the Company.

          (a) The Company agrees to indemnify, defend and hold harmless each Purchaser and its officers, employees, agents, advisors, directors and affiliates, and each other person, if any, controlling such person (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), including costs of defense other than costs of counsel referred to in the following paragraph, of the Indemnified Parties (as incurred) as a result of, or based upon, relating to or arising out of, directly or indirectly, the transactions contemplated hereby or by the Registration Rights Agreement, as a consequence of (i) any inaccuracy in, or breach or nonperformance of, any of the representations, warranties, covenants or agreements made by Company in, or pursuant to this Agreement, or (ii) any pending or threatened action brought by the Company's shareholders or creditors or any other Person other than the Indemnified Parties or their creditors relating to, or arising out of or in connection with, directly or indirectly, the transactions contemplated under this Agreement; provided, however, that the Company shall not be obligated to indemnify, defend or hold harmless any of the Indemnified Parties for any claims based solely on actions taken by any of the Indemnified Parties other than the performance of the covenants and agreements to be undertaken by Purchasers pursuant to the terms and conditions of this Agreement and any other action authorized in writing by the Company.

          (b) If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Company shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any action or threatened action brought against the Indemnified Party in respect of matters embraced by the indemnity set forth in this Section 5.4. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Company in connection with any such action or threatened action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the sole expense of the Indemnified Party unless (i) the Company shall have elected not or, after reasonable written notice of any such action or threatened action, shall have failed to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the Company in writing, or (iii) the parties to any such action or threatened action (including any impleaded parties) include both the Company and the Indemnified Party and the Indemnified Party shall in good faith determine that there may be one or more defenses available to the Indemnified Party that are not available to the Company or legal conflicts of interest pursuant to applicable rules of professional conduct between the Company and the Indemnified Party (in any which case, the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party), in either of which events referred to in clauses (i), (ii) and (iii) the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Company (as incurred). The Company shall not, without the written consent of the Indemnified Party, settle or compromise any such action or threatened action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such action or threatened action. Unless the Company shall have elected not or shall have after reasonable written notice of any such action or threatened action failed, to assume or participate in the defense thereof, the Indemnified Party may not settle or compromise any action or threatened action without the written consent of the Company. If, after reasonable written notice of any such action or threatened action, the Company neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Company; provided, however, that no such conclusive presumption shall be made if the Company has not received reasonable written notice of the action against the Indemnified Party. The indemnity set forth in this Section 5.4 shall survive the Closing or termination of this Agreement.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          Section 6.1. Survival of Provisions. The representations, warranties and covenants of the Company, the Operating Partnership and the Purchasers made herein and any statements contained in any certificate or other written instrument delivered pursuant to this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Purchaser, the Company or the Operating Partnership, as the case may be,
(b) acceptance of any of the Shares and payment by the Purchasers therefor or
(c) any termination of this Agreement.

          Section 6.2. Termination. This Agreement may be terminated (as between the party electing so to terminate it and the counterparts to which termination is directed) by giving written notice of termination to the applicable counterparty:

          (a)  By the Company at any time prior to the Closing Date; or

          (b)  By any Purchaser if any of the conditions specified in Section
     4.1 has not been met or waived by such Purchaser pursuant to the terms of this Agreement by the Closing Date.

     Section 6.3. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, the Operating Partnership or any Purchaser at law or in equity. No waiver of or provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company, the Operating Partnership and each Purchaser. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party hereto to any other or further notice or demand in similar or other circumstances.

     Section 6.4. Communications. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, and, if to any Purchaser, addressed to such Purchaser as shown on the signature pages hereof or to such other address as such Purchaser may designate to the Company in writing and, if to any other holder of Shares, at such address as such holder shall have furnished to the Company in writing and, if to the Company, addressed to the Company at: Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Attention: President, with a copy to Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, Attention:
Wayne D. Boberg, or to such other address as the Company may designate in writing, and shall be deemed given when received.

     Section 6.5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

     Section 6.6. Binding Effect; No Assignment. The rights and obligations of the Purchasers under this Agreement may not be assigned without the prior written consent of the Company, which consent may be withheld in its sole discretion. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and the Operating Partnership and each Purchaser, and their respective successors and permitted assigns.

     Section 6.7. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. By execution of this Agreement, each Purchaser agrees for the benefit of the Company and the Operating Partnership that any action or proceeding relating to this Agreement or the Common Shares shall be brought in the courts of the State of New York or of the United States sitting in New York City, the Borough of Manhattan, and each Purchaser agrees to submit to the jurisdiction of such courts in any such action or proceeding.

     Section 6.8. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 6.9. Headings. The Articles and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 6.10. Integration. This Agreement (including the exhibits hereto) constitutes the entire agreement among the parties with respect to the purchase and sale of the Shares and supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby, and there are no promises or undertakings with respect to the purchase and sale of the Shares relative to the subject matter hereof not expressly set forth or referred to herein or in the Registration Rights Agreement.

                            [signature pages follow]

                       PURCHASE AGREEMENT SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              PRIME GROUP REALTY TRUST


                              By:   /s/ William M. Karnes
                                    _____________________________
                                    William M. Karnes,
                                    Executive Vice President and
                                    Chief Financial Officer


                              PRIME GROUP REALTY, L.P.

                              By:   Prime Group Realty Trust,
                                    its managing general partner


                              By:   /s/ William M. Karnes
                                    _____________________________
                                    William M. Karnes,
                                    Executive Vice President and
                                    Chief Financial Officer

                       PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and Agreed as of
the date first above written

By:  COHEN & STEERS CAPITAL MANAGEMENT, INC.,
     as agent for each of the Purchasers listed below on this signature page


By: /s/ Joseph M. Harvey
    -------------------------------
    Name:   Joseph M. Harvey
    Title:  Sr. Vice President

Address: 757 Third Avenue, 20th Floor
         New York, NY  10017

Telephone:  (212) 832-3232

Telecopy:   (212) 832-3622

Number of Shares: 1,520,800

Price Per Share:  $19.375

Aggregate Purchase Price: $19.375 Per Share times 1,520,800 Shares

Please register Shares as follows:

Name:    See Attached

Address: See Attached

Tax I.D. number of Person in whose name
the Shares are to be registered:

--------------------------------------

PURCHASERS:

Cohen & Steers Realty Shares, Inc.

Cohen & Steers Equity Income Fund

Cohen & Steers Special Equity Fund

Cohen & Steers Realty Income Fund

Cohen & Steers Total Return Realty Fund

IBM Retirement Fund

                       PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and Agreed as of
the date first above written

By: MORGAN STANLEY ASSET MANAGEMENT, INC., as
    attorney-in-fact for each of the Purchasers
    listed below on this signature page

By: /s/ THEODORE R. BIGMAN
    ---------------------------------
    Name:  Theodore R. Bigman
    Title: Managing Director

Address: 1221 Avenue of the Americas
         22nd Floor
         New York, NY 10020

Telephone: (212) 762-7248
Telecopy:  (212) 762-8329

Number of Shares: 774,194
Price Per Share:  $19.375

Aggregate Purchase Price: $19.375 Per Share times 774,194 Shares

Please register Shares as follows:

Name: See Attached

Address: 1221 Avenue of the Americas
         22nd Floor Attn: David Smetana
         New York, NY 10020

Tax I.D. number of Person in whose name
the Shares are to be registered:

            See Attached

PURCHASERS:
MS Real Estate Special Situations Inc.
Morgan Stanley Real Estate Special Situations Investors, L.P.
The Morgan Stanley Real Estate Special Situations Fund I, L.P.
The Morgan Stanley Real Estate Special Situations Fund II, L.P.
Stichting Bedrijfspensioenfonds Voor De Metaalnijverheid
Stichting Pensioenfonds ABP
MS Special Funds Pte Ltd

                                   Exhibit 1
                                   ---------

                     Form of Registration Rights Agreement

                                   Exhibit 2
                                   ---------

     Purchasers that are "employee benefit plans" covered by the Employee Retirement Income Security Act of 1974, as amended.

                                     None

                                  Exhibit 3-A
                                  -----------

                      Form of Opinion of Winston & Strawn

                                  Exhibit 3-B
                                  -----------

                     Form of Opinion of Miles & Stockbridge